TERMINATION AGREEMENT

Pursuant to this Termination Agreement (the “Agreement”), effective as of October 24, 2005 (the “Effective Date”), (i) DWANGO Co., Ltd., a Japanese corporation (“DWANGO”), on the one part, and (ii) Dwango North America, Inc., a Texas corporation (“DNA”), and Dwango North America Corp., a Nevada corporation (“DNA Nevada” and together with DNA, the “DNA Parties”), on the other part, agree to terminate the Trademarks License Agreement (“Trademarks Agreement”) and Technology License Agreement (“Technology Agreement” and together with the Trademarks Agreement, the “License Agreements”), each dated August 14, 2002 between DWANGO as licensor and DNA as licensee, as follows:

1.  The License Agreements will terminate automatically and without notice at 11:59 PM Pacific Time on May 31, 2006 (the “Termination Date”). After the Termination Date, the parties will have no obligations to each other under the License Agreements, except for such obligations that by their terms survive pursuant to Section 8.8 of the Trademarks Agreement (Survival) and Section 24 of the Technology Agreement (Survival of Agreement).

2.  After the Termination Date, the DNA Parties will have no rights to use any intellectual property of DWANGO (including the Licensed Property and the Trademarks) anywhere in the world, except for such limited rights pursuant to Section 2g of this Agreement. From the Effective Date until the Termination Date (the “Wind-Down Period”), the DNA Parties will have only the following rights to use the following intellectual property of DWANGO in the Territory (as defined in the License Agreements):

a.  Under the Trademarks Agreement, the DNA Parties will continue to have an exclusive, non-transferable license to use the following Trademarks (as defined in the Trademarks Agreement) in connection with the names of the DNA Parties and their products, services and operations, including the marketing, sale, manufacture, distribution, promotion, and packaging of such products and services, in the Territory: (i) those Trademarks that the DNA Parties have used prior to the Effective Date; and (ii) those Trademarks of DWANGO as of the Effective Date that the DNA Parties plan to use during the Wind-Down Period; all to the extent set forth in Exhibit 2a. The DNA Parties have prepared Exhibit 2a to the best of their ability after reasonable investigation; but if they inadvertently omitted other Trademarks or uses, they may amend the exhibit by written notice to DWANGO. Whenever subsequent to the Effective Date (i) use of a Trademark by the DNA Parties or their licensees ceases, or (ii) planned use is abandoned, the DNA Parties will promptly notify DWANGO thereof and the exhibit will be deemed amended to eliminate such use and/or Trademark (whether or not notice is given). Title to and all ownership of, in, and to the Trademarks, all uses of the Trademarks, and all goodwill associated with the Trademarks, were, are, and will remain the sole and exclusive property of DWANGO.

b.  Under the Technology Agreement, the DNA Parties will also continue to have an exclusive, non-transferable license, within the Territory, to reproduce, distribute, publicly perform, publicly display, create derivative works from, and market, sell, make and have made products and services under patent and trademark using the Licensed Property (as defined in the Technology Agreement) that the DNA Parties currently use pursuant to the Technology Agreement as of the Effective Date, all to the extent set forth in Exhibit 2b. The DNA Parties have prepared Exhibit 2b to the best of their ability after reasonable investigation; but if they inadvertently omitted other Licensed Property or uses, they may amend the exhibit by written notice to DWANGO. Whenever subsequent to the Effective Date (i) use of particular Licensed Property by the DNA Parties ceases, or (ii) the rights to use thereof by their licensees ceases, the DNA Parties will promptly notify DWANGO thereof and the exhibit will be deemed amended to eliminate such use and/or Licensed Property (whether or not notice is given).

c.  By January 1, 2006, the DNA Parties will: (i) establish a new dba or effect a corporate name change, which dba or name change will be determined by the DNA Parties and will not include a Trademark or anything confusingly similar to a Trademark; (ii) have publicly announced the new dba or corporate name change in accordance with a press release approved by DWANGO, which approval shall not be unreasonably delayed, withheld, or conditioned; and (iii) have commenced activities to incorporate the new dba into product designs, updates, etc., of the DNA Parties.

d.  By January 1, 2006, the DNA Parties will establish a new domain name that does not include a Trademark or anything confusingly similar to a Trademark to replace “www.dwango.com”. Between January 1, 2006 and the Termination Date, the DNA Parties may, at their option, continue to use the domain name “www.dwango.com” but solely as a redirect site for their new domain name.

e.  By April 1, 2006, the DNA Parties will have: (i) ceased use of the Trademarks in the launch of new products and updates; and (ii) used commercially reasonable efforts to have removed all Licensed Property from carrier decks to the extent placed thereon under license from either of the DNA Parties.

f.  By June 1, 2006, the DNA Parties will have used commercially reasonable efforts to obtain any necessary shareholder and other corporate approvals to change the names of the DNA Parties such that the name of neither company incorporates a Trademark or anything confusingly similar to a Trademark.

g.  By June 1, 2006, the DNA Parties will notify DWANGO of any products of the DNA Parties in the marketplace that still incorporate either the Trademarks or Licensed Property. In this regard, DWANGO acknowledges that the DNA Parties may as of the Effective Date have certain licensing arrangements with third parties under which the DNA Parties may be obligated to permit use of certain Trademarks or Licensed Technology beyond the Termination Date. Although the DNA Parties have endeavored to identify all such obligations on Exhibit 2b with an asterisk (*) after reasonable investigation, if they inadvertently omitted to so identify such obligations, or if cessation of the use thereof is not technologically or economically feasible (that is, would impose significant expense) by use of commercially reasonable efforts, then the DNA Parties may amend the exhibit by written notice to DWANGO and, solely to the extent required for the DNA Parties to satisfy any such obligations existing as of the Effective Date, DWANGO hereby consents to the continued use thereof on a non-exclusive basis. The DNA Parties’ rights under this Section 2g shall cease as soon as technologically and economically feasible using commercially reasonable efforts. Without limitation of the above, DWANGO will give reasonable consideration to any request by the DNA Parties to use certain Licensed Property on a non-exclusive basis beyond the Termination Date.

3.  The sole and exclusive restrictions in favor of the DNA Parties on the right of DWANGO or any of its Affiliates to use, or license or authorize the use of, any of their respective intellectual property anywhere in the world are as follows:

a.  Between the Effective Date and January 1, 2006, DWANGO and its Affiliates will not use, and will not license or authorize anyone else to use, the Licensed Property set forth in Exhibit 2b in the Territory; provided, however, that DWANGO and Affiliates shall be free to do anything expressly permitted by the Technology Agreement (including as permitted by the “North American Rule” as defined therein). From and after January 1, 2006, DWANGO and its Affiliates may use, or license or authorize use of, any of the Licensed Property (including any property licensed to the DNA Parties) anywhere in the world.

b.  During the Wind-Down Period, DWANGO and its Affiliates will not use, and will not license or authorize anyone else to use, (i) the name “DWANGO”, any of the Trademarks listed on Exhibit 2a or any derivatives thereof to market, sell or distribute goods or content or provide services targeted to consumers, customers or users for use in the Territory or (ii) the name “DWANGO”, any of the Trademarks listed on Exhibit 2a or any derivates thereof in the name or trade name of any representative office, branch or legal entity established by DWANGO or its Affiliates for the purpose of operating a business within the Territory; provided, however, that DWANGO and its Affiliates shall be free to use Trademarks in connection with (A) applicable securities filings, (B) any other statements to the extent required to comply with applicable laws and regulations, (C) attendance at trade shows or other industry events for purposes other than violation of clause (i) above, (D) press releases not prohibited by Section 9 hereof, (E) anything expressly permitted by the Trademarks Agreement, and (F) identification of the ownership of Trademarks or Licensed Property for the purpose of preserving DWANGO’s rights in intellectual property registered in the Territory.

c.  DWANGO shall neither use nor authorize use of the domain name “www.dwango.com” prior to the Termination Date, other than by the DNA Parties in accordance with this Agreement.

4.  By no later than November 30, 2005, the DNA Parties shall pay DWANGO all royalty amounts due but unpaid under the License Agreements that have accrued as of the Effective Date. Otherwise, no further royalty amounts shall be due from the DNA Parties to DWANGO under the License Agreements for use of the Licensed Property or Trademarks.

5.  Until September 30, 2006, (a) absent the prior written consent of the Chief Executive Officer of a DNA Party, neither DWANGO nor any Affiliate (as defined in Section 6) thereof engaged in the business of Wireless Technology will intentionally solicit for employment or engagement, any person or persons known by DWANGO to be a director, officer, employee, agent or representative of a DNA Party, and (b) absent the prior written consent of the Chief Executive Officer of DWANGO, neither any DNA Party nor any Affiliate thereof engaged in the business of Wireless Technology will intentionally solicit for employment or engagement, any person or persons known by a DNA Party to be a director, officer, employee, agent or representative of DWANGO; provided, that prohibited solicitation does not include: (a) advertising open positions, receiving applications or résumés, or hiring as a result of such advertising or applications, so long as the solicitation is directed to the general public and not to directors, officers, employees, agents or representatives of the other party; or (b) solicitation by an entity at the time such entity was neither an Affiliate of DWANGO or a DNA Party (but such solicitation shall cease after such entity becomes an Affiliate of DWANGO or a DNA Party).

6.  Until September 30, 2006, DWANGO shall not, and shall cause its Affiliates to not, solicit any of the companies on Exhibit 6 or any of their Affiliates (collectively, “DNA Customers”) to engage in transactions (collectively, “Section 6 Transactions”) with DWANGO and/or any of its Affiliates in order to distribute their content or services for use over any wireless network or to provide support for any wireless applications in the Territory, including client applications, server applications, transmission applications, ringtone applications, browser applications and software related thereto of the type included in the Wireless Technology (as defined in the License Agreements). “Affiliates” as used in this Agreement with respect to any entity means a person or entity that (i)  owns or controls more than 30% (50% with respect to entities listed on Exhibit 6) of the capital or voting rights of such entity or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person or entity. “Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of securities, by contract or otherwise. The foregoing notwithstanding, nothing shall prohibit DWANGO or an Affiliate of DWANGO from acquiring (by merger, consolidation, stock purchase, asset purchase, or any other means whatsoever) all or part of any one or more entities soliciting or engaged in a transaction or transactions that would be a Section 6 Transaction if DWANGO or its Affiliates had solicited the subject business; provided, however, that from and after the date that such entity becomes an Affiliate, it shall be subject to this Section with respect to the solicitation of DNA Customers that such entity did not solicit or do business with prior to becoming an Affiliate of DWANGO.

7.  The DNA Parties, on the one hand, and DWANGO, on the other hand, each release the other (and its affiliates, parent corporations, subsidiaries, predecessors and successors-in-interest, and all of their respective officers, directors, shareholders, principals, partners, agents, servants, employees, assigns, representatives and attorneys) from liability on all Claims, and assign, transfer and convey to the other all of its Claims against them, and forever unconditionally agree and covenant to refrain from bringing any action of any kind whatsoever against the other on the Claims; provided, that this Section 7 does not apply to (a) any breaches of any obligation of a party under this Agreement or the License Agreements arising on or after the Effective Date or (b) any rights or remedies of DWANGO as a shareholder of a DNA Party arising from circumstances arising on or after the Effective Date. The term “Claims” means any and all rights, demands, or causes of action of any kind for breach of contract, loss, damage, indebtedness, costs, fees, expenses, interest, injunctions, or legal or equitable relief of any and every kind whatsoever whether by contract, tort or other legal theory, known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which may hereafter can, shall or may exist based on any facts, events, or omissions occurring prior to the date hereof to the extent that such Claims relate in any way to the License Agreements or the subject matter thereof.

8.  From time to time, the parties will execute and deliver such further documents and instruments, in form and substance satisfactory to the other, and take such other action as may be reasonably requested to carry out the purposes and intents of this Agreement, including to assure that DWANGO has full right, title, and interest in and to all such Trademarks, Licensed Property, and other Intellectual Property for DWANGO to enjoy the full benefit thereof.

9.  Each party shall treat as confidential, preserve the confidentiality of, and not disclose any information relating to the negotiation, terms, execution, or existence of this Agreement or any transactions contemplated hereby, including any notification provided under Section 13b, item (iii), and during the Wind-Down Period and for 60 days thereafter, no party shall issue any report, statement or press release or otherwise make any public announcement with respect to this Agreement or any transactions contemplated hereby that includes the trademarks, trade names, or service marks of the other party or otherwise explicitly or impliedly identifies the other party, except (i) with prior consultation and approval of the other party, which shall not be unreasonably delayed, withheld, or conditioned, (ii) as required by Section 2(c)(ii), or (iii) as required by applicable securities laws, subject to prior consultation with the other party and redacting of monetary amounts and other information requested by the other party (so long as such redaction is made pursuant to a confidential treatment request that is granted by the Securities and Exchange Commission).

10.  The DNA Parties represent and warrant that no DNA Party has ever registered or submitted an application for registration of any of the Trademarks or derivatives thereof or any domain name that utilizes a Trademark or derivate but those specifically identified and described with reasonable detail in Exhibit 10. If a DNA Party breaches its obligations to transfer registrations of any Trademarks, derivatives or domain names listed on Exhibit 10 to DWANGO, then, after receiving notice from DWANGO that describes the breach in reasonable detail and failing to cure such within five days, each DNA Party hereby makes and constitutes DWANGO as its true and lawful agent and attorney-in-fact, with full power of substitution, in its name, place, and stead to transfer such property to DWANGO. The foregoing power of attorney is coupled with an interest and shall be irrevocable and shall be binding on the successors and assigns of each of the DNA Parties.

11.  Each party acknowledges and agrees that their covenants herein are reasonable and necessary to protect legitimate business interests the other party, that irreparable injury will result to the other if a party breaches any such covenants, and that in the event of actual or threatened breach of any such covenants, the other party will not have an adequate remedy at law. Each party accordingly agrees that in the event of any actual or threatened breach of any such covenant, the other party shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing shall prohibit a party from pursuing any remedies available to it for a breach or threatened breach. Each party may pursue any remedies in any combination or sequence, and all remedies will be deemed cumulative with and not exclusive of any other remedy under this Agreement, by law or equity, or otherwise. Exercise by party of any one remedy will not preclude exercise of any other remedy. The existence or assertion of any claim or cause of action of any party against the other, whether under this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of injunctive relief or any other remedy.

12.  All provisions of Section 11 of the Technology Agreement shall apply to any breach of this Agreement by a party as if such breach were a breach of the Technology Agreement.

13.  Except as follows, this Agreement is personal to DWANGO and the DNA Parties, and, neither party shall sublicense, transfer, convey, assign or franchise any of the rights granted herein or under the License Agreements without the express written permission of the other party hereto.

a.  A merger of one or both of the DNA Parties into a company or companies, the shareholders of which are substantially the same shareholders that owned the issued and outstanding shares of DNA Nevada immediately preceding such merger, shall neither constitute an assignment nor otherwise require DWANGO’s consent under the License Agreements.

b.  The DNA Parties may assign all, but not less than all, of their respective rights hereunder to the acquirer of both or either of the DNA Parties (by merger, consolidation, stock purchase, asset purchase, or any other means whatsoever) (“Change of Control”); provided that the acquirer shall have expressly agreed in writing to be bound to the terms hereof. Further, upon a Change of Control, whether or not there is an assignment: (i) DWANGO and its Affiliates shall be deemed released from all of their respective obligations under Section 3 and 6 hereof, (ii) all rights of such acquirer, and any successor or assign thereof under this Agreement or the License Agreements shall be deemed to be non-exclusive, and (iii)  if the acquirer is a Competitor of DWANGO: (A) the DNA Parties shall notify DWANGO of the proposed Change of Control (including identification of the company) and (B) all rights of the DNA Parties and acquirer to use any Trademarks or Licensed Property shall terminate upon consummation of the Change of Control. However, in the case of a Change of Control involving a Competitor of DWANGO: (i) if termination of the DNA Parties or the acquirer’s rights to Trademarks or Licensed Property immediately upon consummation of the Change of Control transaction would cause material hardship to the DNA Parties; and (ii) if the DNA Parties have promptly notified DWANGO as soon as it appears likely that a Change of Control transaction would involve a Competitor of DWANGO; then (iii) the limited rights may continue up to sixty (60) days after the consummation of the Change of Control transaction. As used herein, a “Competitor of DWANGO” means any person or entity (or any Affiliate thereof) that directly or indirectly markets, sells, distributes, or otherwise offers mobile content, mobile games, ringtones or other Wireless Technology in Japan, and expressly includes without limitation For-Side and Index. This Section 13b shall not apply to a restructuring of the DNA Parties whereby the shareholders of the restructured company are substantially the same shareholders that owned the issued and outstanding shares of DNA Nevada immediately preceding such restructuring. Further, the “Change of Control” shall not apply to public market acquisitions of securities without the knowledge or support of either the board of directors or management of either DNA Party.

14.  All provisions of Section 8 of the Trademarks Agreement shall apply to this Agreement and are incorporated herein. In the event of a conflict between a provision of this Agreement and a provision of the License Agreements, provisions of this Agreement shall govern; provided, however, that except to the extent expressly modified by this Agreement, the License Agreements shall remain in full force and effect. This Agreement (with its exhibits, which are incorporated herein by this reference) constitutes the entire agreement and understanding of the parties regarding the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements among them with respect to its subject matter, except to the extent of the survival of the License Agreements as provided herein. Each party agrees that it is not entering into this Agreement on the basis of any representation, warranty, or promise not expressly contained in this Agreement, and that no promises or inducements other than those which are expressly set forth herein have been made to cause such party to execute and deliver this Agreement. No amendment, modification, or waiver of any of the terms of this Agreement shall be valid or binding upon a party unless in writing and signed by the duly authorized representative of the party to be bound thereby.

15.  This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Agreement is to be enforced. This Agreement may be transmitted by facsimile or email, and it is the intent of the parties for the facsimile of any autograph printed by a receiving facsimile machine or an image received as a PDF, TIFF or other image file to be an original signature and for the facsimile or image and any complete photocopy of the Agreement to be deemed an original counterpart.

Executed by each party’s duly authorized officer as of the date first set forth above:

DWANGO CO., LTD.	DWANGO NORTH AMERICA, INC.

By: /s/ H. Kobayashi	By: /s/ Alexander U. Conrad
Name: Hiroshi Kobayashi Title: C.O.O	Name: Alexander U. Conrad Title: CEO

DWANGO NORTH AMERICA CORP.

By: /s/ Alexander U. Conrad
Name: Alexander U. Conrad Title: CEO

Exhibit 2a - Trademarks

TRADEMARK:	Dwango Wireless
www.dwango.com

UNREGISTERED RELATED MARKS: “Dwango”; “Powered by Dwango”; “DNA”; “Dwango North America”; DWGN (The DNA Parties make no representation or warranty whatsoever as to validity, ownership or other rights in such unregistered trade names or marks.)

CURRENT USES: The Trademark and Unregistered Related Marks above are utilized generally by the DNA Parties in all aspects of the current business, including without limitation in corporate names, trade names, marketing, advertising, promotional materials, business cards, phone book listings, website and url usage, game publication, messaging campaigns and other wireless applications etc.

Exhibit 2b - Licensed Property

[SUBJECT TO FURTHER REVIEW BY THE DNA PARTIES]

The DNA Parties currently utilize and permit utilization of Licensed Property in the publishing of the following games:

Games
Blackjack
Bombt
Dwango Racing
Jumpuyon
Roulette
Slots
Star Diversion
Star Exceed

[* - Games that the DNA Parties are committed to permit continued publishing and use beyond the Termination Date.]

Exhibit 6 - DNA Customers

i.	Playboy.com, a Delaware corporation

ii.	Rolling Stone LLC, a Delaware limited liability company

iii.	Napster LLC, a limited liability corporation

iv.	USATODAY.com, a division of Gannett Satellite Information Network Inc., a Delaware corporation

Exhibit 10 - Trademark Registrations

Dwango Wireless (registration pending: filed October 7, 2004, currently under examination)

www.dwango.com